Silicon Valley Bank
                            3003 Tasman Drive/HF 170
                              Santa Clara, CA 95054
                       (408) 654-1000 - Fax (408) 980-6410


        This NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT (the "Agreement"), dated as of June 25, 2001, is between Silicon Valley Bank, ("Buyer') and MARIMBA, INC., a DELAWARE corporation, ("Seller), with its chief executive office at:

                  Street Address: 440 CLYDE AVENUE
                  City:           MOUNTAIN VIEW
                  County:         SANTA CLARA
                  State:          CALIFORNIA
                  Zip code:       94043
                  Fax:            (650) 930-5605

           1.     Definitions.  In this Agreement:

             1.1 "Payment" is when Buyer has received payments equal to the Total Purchased Receivables.

             1.2 "Purchased Receivables" is all accounts, receivables, instruments, contract rights, documents, general intangibles, other rights to payment and all proceeds arising from the invoices and other agreements on the Schedule.

             1.3 "Schedule" is the attached schedule showing the: Purchase Date, Due Date, Total Purchased Receivables, Discount Rate, Purchase Price, Administrative Fee and any other fees.

           2.     Purchase and Sale of Receivables.

             2.1 Sale and Purchase. On the Purchase Date, Seller sells and Buyer buys Seller's right, title, and interest (but none of Sellers obligations) to payment from any person liable on a Purchased Receivable, ("Account Debtors").

             Each purchase and sale is at Buyer's and Seller's discretion. Buyer will not (i) pay Seller an aggregate outstanding amount exceeding FIVE MILLION DOLLARS or (ii) buy any Purchased Receivable after June 24, 2002 (the "Maturity Date"). Each purchase and sale will be on a Schedule form acceptable to Buyer.

             2.2     Payment of Purchase Price and Late Payment.

                    (a)  Payment  of   Purchase   Price.   For  each   Purchased
Receivable, Buyer will pay Seller, on the Purchase Date, the Purchase Price, less the Administrative Fee and reasonable legal fees (if any).

                    (b) Late Payment. If Payment is made after the Due Date, as listed on the Schedule, then on the earlier of Payment or 180 days, Seller will also pay Buyer the product of the Discount Rate and the average daily balance of the unpaid Purchased Receivable multiplied by the


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number of days between the due date or the earlier of the date of actual payment or 180 days after the due date, divided by 360.

             2.3 Seller may not sell or convey any interest in Related Property without Buyer's prior written consent. Seller will sign UCC financing tatements and any other instruments or documents to evidence, perfect or protect Buyer's interests in the Purchased Receivables and Related Property. Seller will deliver to Buyer all original instruments, chattel paper and documents about Purchased Receivables and Related Property.

           3.     Collections, Payments and Remittances.

             3.1     Application of Payments.   All  payments for any  Purchased
Receivable, received by Seller or Buyer, are Buyer's property.

             3.2     Collection by Seller.

                    (a) Buyer appoints Seller its attorney-in-fact to receive payments and enforce its rights and designates Seller it's assignee for collection. Seller will use diligence and commercially reasonable means to collect Purchased Receivables. Buyer may revoke these appointments at any time.

                    (b) Seller may begin legal proceedings about Purchased Receivables in its name (as Buyer's assignee for collection or enforcement) or, with Buyer's prior written consent, in Buyer's name. Seller will not make Buyer party to any litigation or arbitration without Buyer's written consent.

                    (c) Seller will hold in trust for and give Buyer: (i) all payments made by Account Debtors, and (ii) all instruments, chattel paper and other proceeds of the Purchased Receivables.

                    (d) Unless an Event of Repurchase occurs and continues, Seller will remit payments to Buyer on the last business day of each week
("Seftlement Date") starting the week after the Purchase Date. On each Settlement Date Seller will deliver a report acceptable to Buyer of account activity (including dates and amounts of payments) and changes for each Purchased Receivable.

             3.3     No Obligation to Take Action.   Buyer  has a right,  but no
obligation, to perform Seller's obligations or to take action on any Purchased Receivable (including on defaulted Purchased Receivables).

           4.     Non-Recourse; Repurchase Obligations.

             4.1 Non-Recourse and Seller's Agreement to Repurchase. Buyer acquires Purchased Receivables without recourse, except Seller will, at Buyer's option, repurchase from Buyer any Purchased Receivable for a purchase price equal to the portion of any unpaid Purchased Receivable:

                    (a) For which there has been any breach of warranty, representation or covenant in this Agreement; or

                    (b) For which the Account Debtor asserts any discount, allowance, return, dispute, defense, right of recoupment, right of return, warranty claim, or short payment.


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


             4.2 Payment to Buyer. Seller will pay Buyer in immediately available funds.

           5.     Representations, Warranties and Covenants.

             5.1     Purchased  Receivables - Warranties,   Representations  and
Covenants.  Seller  represents,   warrants  and  covenants  for  each  Purchased
Receivable:

                    (a) It is the owner with legal right to sell, transfer and assign it;

                    (b) The correct amount is on the Schedule and is not disputed;

                    (c) No payment is contingent on any obligation or contract, and it has fulfilled all its obligations as of the Purchase Date;

                    (d) It is based on actual sale and delivery of goods and/or services rendered, due no later than its Due Date and owing to Seller, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any liens, security interests and encumbrances;

                    (e)  There  are  no  defenses,  offsets,   counterclaims  or
agreements in which the Account Debtor may claim any deduction or discount;

                    (f) It reasonably believes no Account Debtor is insolvent as defined in the United States Bankruptcy Code ('US Code") or the California Uniform Commercial Code ("UCC") and no Account Debtor has filed or had filed against it a voluntary or involuntary petition for relief under the US Code.; and-

                    (g) No Account Debtor has objected in writing to payment for or the quality or quantity of the subject of the Purchased Receivable.

             5.2 Additional Warranties, Representations and Covenants. Seller represents, warrants and covenants:

                    (a) its name, form of organization, chief executive office, and the place where the records about all Purchased Receivables are kept is shown at the beginning of this Agreement and it will give Buyer at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.

                    (b) It has not filed a voluntary petition or had filed against it an involuntary petition under the US Code and does not anticipate any filing;

                    (c) If Payment of any Purchased Receivable does not occur by its Due Date then Seller will provide a written report, within 1 0 days, of the reasons for the delay.

           6. Adjustments. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like (an "Adjustment) Seller will promptly advise Buyer and, if Buyer does not object Seller will have 90 days to resolve the dispute.


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


           7.     Indemnification.

                    (a) If any Account Debtor is released from any payment obligation for any Purchased Receivable because of- (i) Seller's act or omission; or (ii) any of the documentation about the Purchased Receivables which results in termination of any part of the Account Debtor's obligation for the Purchased Receivables, then Seller will pay Buyer the lesser of the amount of the Purchased Receivable not payable or the unpaid portion of the Purchased Receivable.

                    (b) Seller indemnifies and holds Buyer harmless from any taxes 1rom this transaction (except Buyer's income taxes) and costs, expenses and reasonable attorney fees if Buyer promptly notifies it of any taxes of which Buyer has notice.

           8.     Repurchase Events.    Any  of  the  following  is an Event of
Repurchase:

                    (a)  Seller  fails to pay  Buyer any  amount  when due under
Section 2.2(b),3.2(c), 3.2(d), 4.1, 7 or 10;

                    (b) An involuntary lien, garnishment, attachment or the like is issued against or attaches to the Purchased Receivables; and

                    (c) Seller breaches a covenant, agreement, warranty, or representation in this Agreement and the breach is not cured to Buyer's satisfaction within 10 days after Buyer gives Seller oral or written notice. A breach that cannot be cured is an immediate default.

           9. Repurchase Option. When an Event of Repurchase occurs Buyer shall have a right to require Seller to repurchase all of the affected Purchased Receivables for a purchase price equal to the amount(s) specified in Section
4.1. Buyer shall also have all rights and remedies under this Agreement and the law, including those of a secured party under the UCC, and the right to collect, dispose of, sell, lease or use all Purchased Receivables and Related Property.

           10. Fees, Costs and Expenses. Promptly on demand Seller will pay all reasonable fees, costs and expenses (including attorney and professional fees) that Buyer incurs from (a) preparing, negotiating, administering and enforcing this Agreement or any other agreement related hereto, including amendments, waivers or consents, (b) litigation or disputes relating to the Purchased Receivables, this Agreement or any other agreement related hereto, (c) enforcing rights against Seller, (d) protecting or enforcing its title to the Purchased Receivables or its security interest in the Purchased Receivables, (e) collecting any amounts due from Seller hereunder or for a Purchased Receivable under a breach of Seller's representation, warranty or covenant and (f) any bankruptcy case or insolvency proceeding involving Seller. Reimbursement for fees, costs, and expenses through the initial Purchase Date will be limited to $5,000.00.

           11.    Choice of Law,  Venue and Jury Trial  Waiver.  California  law
governs  this  Agreement.   Seller  and  Buyer  each  submit  to  the  exclusive
jurisdiction of the State and Federal courts in Santa Clara County, California.

SELLER AND BUYER EACH WAIVE ITS RIGHT TO A JURY TRIAL FROM ANY CAUSE OF ACTION RELATED TO AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY OR OTHER CLAIM. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO


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


ENTER THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

           12. Notices. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses below:

         Seller:    Marimba, Inc.
                    440 Clyde Avenue
                    Mountain View, California 94043
                    Attn: Legal Department
                    FAX:  (650) 930-5605

         Buyer:     Silicon Valley Bank
                    3003 Tasman Drive
                    HF 170
                    Santa Clara, CA 95054
                    Attn: Credit Manager
                    FAX: (408) 980-6410

         A party may change notice address by written notice to the other party.

           13.    General Provisions.

             13.1 Successors and Assigns. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Seller may not assign this Agreement or any rights under it without Buyer's prior written consent which may be granted or withheld in Buyer's discretion. Buyer may, without the consent of or notice to Seller, sell, transfer, or grant participation in any part of Buyer's obligations, rights or benefits under this Agreement.

             13.2 Indemnification. Seller will indemnify, defend and hold harmless Buyer and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Seller from or consequential to transactions between Buyer and Seller (including reasonable attorneys fees and expenses), except for obligations, demands, claims, liabilities, and losses caused by Buyer's gross negligence or willful misconduct.

             13.3 Time of Essence. Time is of the essence for performance of all obligations in this Agreement.

             13.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

             13.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.


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


             13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

             13.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Purchased Receivable amount remains outstanding. Seller's indemnification obligations survive until all statutes of limitations for actions that may be brought against Buyer have run.

             13.8 Confidential Information. Buyer will use the same degree of care in handling Seller's confidential information that it uses for its own proprietary information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Seller, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Buyer's possession when disclosed without an obligation of confidentiality, or becomes part of the public domain after disclosure to Buyer at no fault of buyer; or (b) disclosed to Buyer by a third party, if Buyer does not know that the third party is prohibited from disclosing the information.



SELLER:      MARIMBA, INC.,
             a DELAWARE corporation

By           /s/ Ken Owyang

Title        CFO



BUYER:       SILICON VALLEY BANK

By           /s/ Lee Shodiss

Title        Sr. Vice President


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


                                 SCHEDULE DATED_________

                                       TO
                   NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT
                            DATED AS OF June 28.2001

Seller:         Marimba, Inc.

Buyer:          Specialty Finance Division, a division of Silicon Valley Bank

Purchase Date:

Due Date:

Total Purchased

Receivables:

Discount Rate:      _______%

Purchase Price:     $_______  (is_____% of the Total Purchased Receivables which
                    Is the Straight Discount of the Total Purchased Receivables discounted from the Due Date to the Purchase Date at the Discount Rate).

Administrative Fee: 0.15% for Domestic Receivables
                    0.25% for Domestic Invoices  with  discount  periods greater then 90-days.
                    0.35% for Foreign  Receivables
                    0.45% for Foreign  Invoices  with  discount  periods greater then 90 days.

Seller warrants and represents that (a) its warranties and representations in the Agreement are true and correct as of the date of this Schedule and (b) no Event of Repurchase has occurred under the Agreement.



Seller:          Marimba, Inc.

By:

Title:



BUYER:          SPECIALTY FINANCE DIVISION,
                A division of Silicon Valley Bank

By:

Title: